Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of our report dated May 27, 2002 relating to the financial statements of Ultrapar Participações S.A. for the year ended December 31, 2001, which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” and “Management’s discussion and analysis of financial condition and results of operations” in such Registration Statement.

PricewaterhouseCoopers
Auditores Independentes

São Paulo, SP, Brazil
February 2, 2005